UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2024

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2024, PSQ Holdings, Inc. (the “Company”) issued a press release announcing its financial and operating results for the quarter ended March 31, 2024. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, the Company, appointed Mike Hebert, age 47, as its Chief Operating Officer, effective May 1, 2024. Mr. Hebert previously served as the Company’s Chief People Officer, a position he held since March 2023. He has been a leader within the human resources and operations space for over fifteen years, with a special focus on the technology sector. Establishing high performance cultures is Mr. Hebert’s specialty as he leverages his deep experience in implementing programs that raise the bar on performance and talent. He has also developed top-performing talent acquisition teams to enable significant company growth. Prior to joining the Company, Mr. Hebert was the Chief Operating Officer at Parler from May 2021 through December 2022; and Head of Human Resources for edX from February 2017 through January 2021. Mr. Hebert earned his B.S. in MIS from Rensselaer Polytechnic Institute.

Mr. Hebert and the Company are party to an employment agreement (the “Employment Agreement”) dated July 19, 2023 (the “Closing Date”), pursuant to which Mr. Hebert began serving as our Chief People Officer effective as of the Closing Date, and the Employment Agreement remains in effect. The Employment Agreement provides for Mr. Hebert’s at-will employment and an annual base salary of $350,000, an annual bonus with a target amount equal to 35% of his base salary, as well as his ability to participate in our employee benefit plans generally on the same basis as other similarly situated employees. In September 2023, pursuant to the Employment Agreement, Mr. Hebert was granted an award of 50,000 RSUs under the Company’s equity incentive plan, to vest over three years, with one-third of the RSUs vesting on each of the first three anniversaries of the Closing Date, subject to his continued performance of service for PSQ through each vesting date. Mr. Hebert has also entered into customary restrictive covenant agreements, which include confidentiality, non-competition, non-solicitation of employees and consultants, non-solicitation of customers and suppliers, and non-disparagement covenants.

The Employment Agreement provides that if Mr. Hebert’s employment is terminated either (i) by us without Cause or (ii) by him with Good Reason (each as defined in the Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Employment Agreement) (the “Change in Control Period”), then Mr. Hebert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) a lump sum payment of (x) 15 months of base salary and (y) an amount equal to 125% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to 15 months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Employment Agreement also provides that if his employment is terminated either (i) by us without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Hebert will be entitled to receive, subject to his execution and nonrevocation of a release of claims in our favor and compliance with all post-employment obligations under law or any restrictive covenant agreement with us or any of our affiliates, (a) base salary continuation for a period of 12 months, (b) a lump sum payment equal to 100% of the bonus he would have been paid for the year of termination based on actual performance, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to 12 months. The Employment Agreement contains a Section 280G limited cutback, pursuant to which Mr. Hebert is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Hebert becomes subject to excise tax imposed by Section 4999 of the Code.

There are no arrangements or understandings between Mr. Hebert and any other persons, pursuant to which he was appointed as Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Hebert, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on May 15, 2024, announcing the appointment of Mr. Hebert as the Company’s Chief Operating Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Company relied on the instruction to Item 5.02(c) of Form 8-K to delay the filing of this Current Report to the date of the public announcement of Mr. Hebert’s appointment as Chief Operating Officer.

Item 7.01 Regulation FD Disclosure.

On May 15, 2024, the Company issued the press release described above in Items 2.02 and 5.02 of this Current Report on Form 8-K. The press release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

All statements in the press release, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: May 15, 2024	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer